                                                                    Exhibit 99.1



PRESS RELEASE

CONTACTS:
--------
C. William Carey
Little Switzerland, Inc.
(340) 776-2010

Mary Ellen Goodall
Walter Denby
D.F. King & Co., Inc.
(212) 269-5550

FOR IMMEDIATE RELEASE
---------------------

     LITTLE SWITZERLAND CONFIRMS ANNUAL MEETING DATE
     -----------------------------------------------

     ST. THOMAS, U.S. VIRGIN ISLANDS, December 15, 1998.....Little Switzerland,
Inc. (NASDAQ:LSVI) today confirmed that it has scheduled an annual meeting of stockholders to be held on Thursday, February 25, 1999, with a record date of January 8, 1999. All record stockholders may submit proposals or nominations to the Company for the annual meeting by the close of business on December 28, 1998. Record stockholders making such proposals or nominations also must comply with the informational and other requirements of the Company's by-laws.

     Little Switzerland, Inc. is a leading specialty retailer of brand name watches, jewelry, crystal, china, fragrances and accessories, operating 26 stores on ten Caribbean islands, and three stores in Alaska cruise ship destinations. The Company's primary market consists of vacationing tourists attracted by free-port pricing, duty-free allowances and a wide variety of high quality merchandise.